UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2008
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation)	000-27377 (Commission File Number)	66-0573197 (IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico (Address of principal executive offices)	00680 (Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 29, 2008, César A. Ruiz, age 74, advised W Holding Company, Inc. (the “Company”), the bank holding company for Westernbank Puerto Rico (the “Bank”), that he intends to resign from the Boards of Directors of each of the Bank and the Company effective December 31, 2008. Mr. Ruiz is a member of the Company’s Nominating and Corporate Governance Committee, Compensation Committee, Audit Committee, Investment Committee and Executive Committee. Mr. Ruiz has been a director of the Bank since 1972 and of the Company since its founding in 1999. In addition, since April 2001 until February 28, 2007, Mr. Ruiz was the Secretary of the Board of Directors of the Company.
     The members of the Board thank Director Ruiz for well over 40 years of service to the Bank and Board, as he was also the former Senior Executive Vice-President in and for the Bank until his retirement on September 30th, 1988, after serving for close to 26 years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Freddy Maldonado
Name:	Freddy Maldonado
Title:	Chief Financial Officer
Date: September 30, 2008